UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 9, 2012

Date of Report (Date of earliest event reported)

PACWEST BANCORP

(Exact name of registrant as specified in its charter)

Delaware	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, California 90067

(Address of principal executive offices and zip code)

(310) 286-1144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  On May 9, 2012, at the Annual Meeting of Stockholders of PacWest Bancorp (the “Company”) the stockholders of the Company approved an amendment to the Company’s 2003 Stock Incentive Plan (the “Plan”), as approved by the Company’s board of directors on March 28, 2012, to increase the aggregate number of shares of the Company common stock available for issuance under the Plan from 5,000,000 shares to a total of 6,500,000 shares and to increase the expiration date of the Plan from May 31, 2015 to May 31, 2017.  The Plan authorizes the granting of common stock-based awards in the form of performance and restricted stock grants, stock appreciation rights and stock options.

A copy of the Plan as amended and restated is filed as Exhibit 10.1 hereto to and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1

PacWest Bancorp 2003 Stock Incentive Plan, as amended and restated, dated March 28, 2012 (filed as Appendix A to the Company’s April 6, 2012 Definitive Proxy Statement on Schedule 14A and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 15, 2012
	By:	/s/ Lynn M. Hopkins
	Name:	Lynn M. Hopkins
	Title:	Executive Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

PacWest Bancorp 2003 Stock Incentive Plan, as amended and restated, dated March 28, 2012 (filed as Appendix A to the Company’s April 6, 2012 Definitive Proxy Statement on Schedule 14A and incorporated herein by reference).